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                                                        EXHIBIT 3.3
                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                          FIRST STATE BANCORPORATION


     Pursuant to the provisions of Section 53-13-4 of the New Mexico Business Corporation Act (Chapter 53, Articles 11 through 18 NMSA 1978), FIRST STATE BANCORPORATION hereby adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE I.

     The name of the corporation is FIRST STATE BANCORPORATION (the "Company").

                                  ARTICLE II.

     The following amendment to the Company's articles of incorporation was adopted by the shareholders of the Company on June 7, 1996, in the manner prescribed by the New Mexico Business Corporation Act:

                                   ARTICLE 6

          Section 6.1. The number of directors shall be fixed as provided in the Bylaws of the Corporation (the "Bylaws"), but in no case shall the number of directors elected by the holders of the Common Stock be less than nine, or greater than fifteen. The Board of Directors shall be divided into three classes, designated "Class I," "Class II," and "Class III." The number of directors in each class elected by the holders of the Common Stock, shall be as nearly equal as possible. The term of directors in Class I shall be initially one year and thereafter three years. The term of directors in Class II shall be initially two years and thereafter three years. The term of directors in Class III shall be three years. The initial term for each of the foregoing classes shall commence on the election of directors

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     at the annual meeting of shareholders in 1996.  At each annual meeting of shareholders commencing with the annual meeting in 1997, a number of directors equal to the number of the class whose term expires at the meeting shall be elected (unless the number of directors in such class has been increased or decreased, in which case the larger or smaller number shall be elected) by the affirmative vote of the holders of the majority of the shares represented at the meeting either in person or by proxy and entitled to vote on the election of directors. Notwithstanding the foregoing, each director shall hold office until his or her successor is chosen and qualified in his or her stead.

          Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled by a majority vote of the directors then in office (even though the number of directors then in office may constitute less than a quorum). A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. A director elected to fill an increase in the number of directors may be elected by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

          Any repeal or modification of this Section 6.1 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission before the repeal or modification.

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                                 ARTICLE III.

          The number of shares of the Company's common stock outstanding on June 7, 1996 was 1,981,667 and the number of shares entitled to vote on the amendment was 1,981,667. No shares of any class were entitled to vote as a class.

                                  ARTICLE IV.

          The number of shares voted for the amendment was 1,016,855. The number of shares voted against the amendment was 309,655.

                                  ARTICLE V.

          The following amendment to the Company's articles of incorporation was adopted by the shareholders of the Company on June 7, 1996, in the manner prescribed by the New Mexico Business Corporation Act:

                                  ARTICLE 11

          Subject to the rights of holders of any class or series of shares ranking prior to the Common Stock in respect of dividends or assets, only persons who are nominated in accordance with the procedures in this Article shall be eligible to be nominated as directors at any meeting of the shareholders of the Corporation. At any meeting of the shareholders of the Corporation, nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this Article, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this Article. For a nomination to be properly brought before a shareholders' meeting by a shareholder, timely written notice shall be

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     made to the Secretary of the Corporation.  The shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 35 days nor more than 50 days before the meeting; provided, however, less than 45 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholders to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or the public disclosure was made. The shareholder's notice shall set forth (1) as to each person whom the shareholder proposed to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected); and (2)(a) the name and address, as they appear on the Corporation's books, of the shareholder, (b) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder with respect to the matters in this paragraph. If the chairman of the meeting determines and declares at the meeting that a nomination was not made in accordance with the procedures prescribed by this Article, the nomination shall not be accepted.

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          At any meeting of the shareholders of the Corporation, only such business shall be conducted as has been brought before the meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this Article, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this Article. For business to be properly brought before a shareholder's meeting by a shareholder, timely written notice shall be made to the Secretary of the Corporation. The shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 35 days or more than 50 days before the meeting; provided, however, if less than 45 day notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed or the public disclosure was made. The shareholder's notice shall set forth (1) a brief description of the business desired to be brought before the meeting and the reasons for considering the business, and (2)(a) the name and address, as they appear on the Corporation's books, of the shareholder, (b) a representation that the shareholder is a holder of record of the Common Stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, and (c) any material interest of the shareholder in the proposed business. The shareholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this

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     paragraph.  If the chairman of the meeting determines and declares at the meeting that the proposed business was not brought before the meeting in accordance with the procedures prescribed by this paragraph, the business shall not be considered.

          The notice procedures set forth in this Article 11 do not change or limit any procedures the Corporation may require in accordance with applicable law with respect to the inclusion of matters in the Corporation's proxy statement.

                                  ARTICLE VI.

     The number of shares of the Company's common stock outstanding on June 7, 1996 was 1,981,667 and the number of shares entitled to vote on the amendment was 1,981,667. No shares of any class were entitled to vote as a class.

                                  ARTICLE VII.

     The number of shares voted for the amendment was 1,077,601. The number of shares voted against the amendment was 250,423.

                                 ARTICLE VIII.

     The following amendment to the Company's articles of incorporation was adopted by the shareholders of the Company on June 7, 1996, in the manner prescribed by the New Mexico Business Corporation Act:

                                   ARTICLE 12
          These Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the shares of the Common Stock.

          Notwithstanding the foregoing or any other provision of these Articles of Incorporation or the Bylaws (and notwithstanding that a lesser percentage may be

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     specified by law), to amend, alter, change, or repeal, or to adopt any provisions inconsistent with, Section 6.1, Article 11 or this paragraph of
     Article 12, or to remove any director of the Corporation without cause, the affirmative vote of the holders of at least two-thirds of the Common Stock shall be required.

                                  ARTICLE IX.

     The number of shares of the Company's common stock outstanding on June 7, 1991 was 1,981,667 and the number of shares entitled to vote on the amendment was 1,981,667. No shares of any class were entitled to vote as a class.

                                  ARTICLE X.

     The number of shares voted for the amendment was 1,059,223. The number of shares voted against the amendment was 255,587.
     DATED:  June 7, 1996

                         FIRST STATE BANCORPORATION



                         By: Michael Stanford
                         ----------------
                         Michael Stanford, President


                         By: H. Patrick Dee
                         --------------
                         H. Patrick Dee, Secretary


     Under the penalty of perjury, the undersigned declares that the foregoing document executed by the corporations and that the statements contained therein are true and correct to the best of my knowledge.

                         Michael Stanford
                         ----------------
                         Michael Stanford

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